Inforte Corp. Acquires Managed Marketing Analytics Firm

Purchase of GTS Consulting, Inc. Enhances Inforte’s Managed
Analytics Capabilities; Adds Recurring Revenue Platform

Chicago - July 18, 2005 - Customer Intelligence consultancy Inforte Corp. (NASDAQ: INFT), today announced that it has acquired GTS Consulting, Inc. (GTS), a provider of marketing analytics services.

Privately-held GTS has achieved significant revenue growth each year since its founding in 2001. GTS specializes in marketing mix modeling, customer transaction analysis, direct marketing, database management and database hosting for large companies. This acquisition enhances Inforte’s ability to offer marketing analytics and customer intelligence consulting services on an established managed analytics platform. The largest client of GTS is AOL and the company also works with leading consumer packaged goods companies.

“Inforte helps its clients increase their competitive strength by delivering more actionable customer intelligence and insights,” said Inforte Chief Executive Officer Dave Sutton. “Managed analytics solutions such as customer profiling and scoring, customer loyalty, and retention analysis and customer value management give our clients the competitive edge they need. GTS is a highly profitable company and a recognized leader in marketing analytics for leading consumer goods and consumer services companies. The combination of GTS and Inforte’s complementary marketing analytics and customer management capabilities results in a powerful value proposition for Inforte’s clients. We have already begun working together on a significant engagement and it is clear that there will be synergies across our service lines.”

“We have seen tremendous growth in the market for managed marketing analytics services,” said Dr. Glenn Stoops, CEO and founder of GTS Consulting. “We’re excited to join a firm that so directly supplements our offerings with focused customer intelligence, customer management and customer strategy services.”

GTS will be a new service line of Inforte, complementing the other three service lines of business intelligence, customer management, and strategy, and Dr. Stoops will continue to lead the area, reporting directly to Inforte CEO, Dave Sutton. Sutton added, “Glenn Stoops is a renowned expert in the field of database marketing and analytics and I am pleased to have him join our management team.”

Inforte Chief Financial Officer Nick Heyes stated, “This investment represents a big step forward in our strategy to increase our mix of recurring revenue. We have already started to integrate GTS into our demand and cost forecasting processes and we expect this acquisition to be accretive to earnings during 2005.Ó

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ from forward-looking results for a number of reasons, including but not limited to, Inforte’s ability to: (i) successfully retain and grow the business of GTS; (ii) successfully integrate over time the business of GTS with Inforte’s business; (iii) effectively forecast demand and profitably match resources with demand during a period of tight client budgets and lower spending levels, and when worldwide economic and geopolitical uncertainty is high; (iv) attract and retain clients and satisfy our clients’ expectations; (v) recruit and retain qualified professionals; (vi) accurately estimate the time and resources necessary for the delivery of our services; (vii) build and maintain marketing relationships with leading software vendors while occasionally competing with their professional services organizations; (viii) compete with emerging alternative economic models for delivery, such as offshore development; and (ix) identify and successfully offer the solutions that clients demand; as well as other factors discussed from time to time in our SEC filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. All forward-looking statements included in this document are made as of the date hereof, based on information available to Inforte on the date thereof, and Inforte assumes no obligation to update any forward-looking statements.

About Inforte Corp.

Inforte Corp. increases the competitive strength of its Global 1000 clients by providing them with insight, intelligence and an infrastructure to close the fact-gap and enable more timely and profitable decision-making. Inforte consultants combine real-world, industry, functional and analytical expertise with innovative go-to-market strategies and technology solutions, ensuring that our clients can drive transformational, measurable results in their customer interactions. Founded in 1993, Inforte is headquartered in Chicago and has offices in Atlanta; Chicago; Dallas; Delhi, India; Hamburg, Germany; London; Los Angeles; New York; San Francisco; Walldorf, Germany; and Washington D.C.

About GTS Consulting

GTS Consulting, Inc. is a marketing analytics company that provides data mining and decision support services — specializing in marketing mix modeling, transaction analysis, direct marketing, database management, and database hosting for large companies. In simpler terms, GTS helps clients use data to build marketing strategies that really produce results. GTS consultants have extensive experience in the areas of telecommunications, financial systems, retail and packaged goods manufacturing, as well as experience working with advertising agencies. GTS Consulting was founded in 2001 by Dr. Glenn Stoops and is headquartered in Atlanta, Georgia.

CONTACT: Kelly Richards, 312.233.9567, kelly.richards@inforte.com.